SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

     ☐ Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     ☒ Definitive proxy statement

     ☐ Definitive additional materials

     ☐ Soliciting material pursuant to Rule 14a-12

Covansys Corporation

(Name of Registrant as Specified in Its Charter)

Covansys Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     ☒ No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     ☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

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April 30, 2002

Dear Covansys Corporation Shareholder:

      You are cordially invited to attend our annual meeting of shareholders which will be held this year on Tuesday, June 4, 2002 at 9:00 a.m. The meeting will be held at The Ritz Carlton Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan 48126. For your convenience, we have included a map and directions to The Ritz Carlton Fairlane Plaza on the back page of the attached Proxy Statement.

      The Notice of the 2002 Annual Meeting of Shareholders and the related Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. In addition to the items of business, we will also discuss our 2001 performance and answer any questions you may have about our company. Enclosed with the Proxy Statement is your voting card, a postage-paid envelope to return your voting card, your admission ticket to the meeting and our 2001 Annual Report.

      After reading the Proxy Statement, please promptly mark, date, sign and return the enclosed voting card in the postage-prepaid envelope to ensure that your shares are represented at the annual meeting. Your shares cannot be voted unless you date, sign, and return the enclosed voting card or attend the meeting in person. Regardless of the number of shares you own, your vote is important.

      Whether you are able to attend the meeting or not, please mark, date, sign and return the enclosed voting card in the envelope provided. If you decide to attend the meeting and would like to vote in person, you may do so.

      The Board of Directors and I look forward to seeing you at the meeting.

Sincerely,

NED C. LAUTENBACH
Chief Executive Officer and
Co-Chairman of the Board of Directors

COVANSYS CORPORATION

NOTICE OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS

       The 2002 Annual Meeting of Shareholders of Covansys Corporation will be held on Tuesday, June 4, 2002 at 9:00 a.m. at The Ritz Carlton Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan 48126 for the following purposes:

1.	to elect four directors to the Board of Directors;

2.	to ratify the selection of PricewaterhouseCoopers as the Company’s independent accountants for the fiscal year ending December 31, 2002; and

3.	to transact any other business that may properly come before the meeting.

      Shareholders who owned their shares as of the close of business on April 5, 2002 are entitled to notice of and to vote at our Annual Meeting and any adjournments thereof.

      Whether or not you plan to attend the meeting, please mark, sign, date and return the enclosed voting card in the envelope provided.

By Order of the Board of Directors

THOMAS E. SIZEMORE
Secretary and General Counsel

April 30, 2002

YOUR VOTE IS IMPORTANT

Please mark, sign and date the enclosed voting card, and return it promptly in the enclosed self-addressed stamped envelope.

INFORMATION ABOUT COVANSYS CORPORATION
INFORMATION ABOUT THE ANNUAL MEETING
ELECTION OF DIRECTORS
SELECTION OF INDEPENDENT ACCOUNTANTS
MEETINGS AND COMMITTEES OF THE BOARD
DIRECTOR COMPENSATION
DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP OF COVANSYS COMMON STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
CERTAIN TRANSACTIONS
OTHER INFORMATION

INFORMATION ABOUT COVANSYS CORPORATION	1
INFORMATION ABOUT THE ANNUAL MEETING	1
Information about Attending the Annual Meeting	1
Annual Report	1
Information about this Proxy Statement	1
Information about Voting	1
Quorum Requirement	2
Information about Votes Necessary for Action to be Taken	2
Cost and Method of Soliciting Proxies	2
Other Matters	2
ELECTION OF DIRECTORS	2
SELECTION OF INDEPENDENT ACCOUNTANTS	4
MEETINGS AND COMMITTEES OF THE BOARD	4
Audit Committee	4
Compensation Committee	5
Executive Committee	5
Governance and Nominating Committee	5
DIRECTOR COMPENSATION	6
DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP	7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	7
Voting Agreement	9
EXECUTIVE COMPENSATION	10
Report of the Compensation Committee on Executive Compensation	10
Cash Compensation	10
Equity Compensation	10
Chief Executive Officer’s Compensation	10
Employment Agreements	11
Executive Compensation Table	12
Options Granted During 2001	13
Option Exercises and 2001 Year-End Values	13
Compensation Committee Interlocks and Insider Participation	13
Performance Graph	14
AUDIT COMMITTEE REPORT	15
CERTAIN TRANSACTIONS	16
OTHER INFORMATION	16
Compliance with Section 16(a) of the Securities Exchange Act of 1934	16
Shareholder Proposals	16
APPENDIX A	17

INFORMATION ABOUT COVANSYS CORPORATION

      Covansys Corporation is a leading provider of information technology services. We offer our clients flexible global delivery capabilities through our worldwide development centers and branch locations. We employ more than 4,200 people and utilize the services of approximately 200 independent contractors. Our headquarters is located at 32605 West Twelve Mile Road, Farmington Hills, Michigan 48334. Our telephone number is (248) 488-2088.

INFORMATION ABOUT THE ANNUAL MEETING

Information about Attending the Annual Meeting

      Our Annual Meeting will be held Tuesday, June 4, 2002 at 9:00 a.m. at The Ritz Carlton Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan 48126. If you would like to attend the Annual Meeting please bring your admission ticket with you. Your admission ticket is included with this Proxy Statement and is attached to the voting card. Simply detach the voting card from your ticket, sign, date and mail your voting card in the enclosed envelope and bring your admission ticket to the meeting. If you want to attend the meeting, but your shares are held in the name of a broker or other nominee, please send a written request for an admission ticket to our Director of Investor Relations, Gail Lutey, and include in your request an account statement or letter from the nominee indicating that you were the beneficial owner of the shares at the close of business on April 5, 2002.

Annual Report

      Our Annual Report for the fiscal year ended December 31, 2001 is enclosed with this Proxy Statement.

Information about this Proxy Statement

      You are receiving this Proxy Statement and the enclosed voting card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement contains the information we are required to provide to you under the rules of the Securities and Exchange Commission. It is designed to assist you in voting your shares. On May 4, 2002, we began mailing proxy materials to all shareholders of record as of the close of business on April 5, 2002.

Information about Voting

      You can vote on the matters to be presented at the Annual Meeting in two ways:

•	By Proxy -You can vote by signing, dating and returning the enclosed voting card. If you do this, the individuals named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify on your voting card whether your shares should be voted for all, some or none of the nominees for director. If you do not indicate instructions on the voting card, your shares will be voted for the election of all the nominees for director.

•	In Person-You may cast your vote in person when you attend the Annual Meeting.

      You may revoke your proxy at any time before it is exercised at the Annual Meeting by sending a written notice of revocation to our Corporate Secretary, Thomas E. Sizemore, by providing a later dated proxy or by voting in person at the meeting.

      Each share of Common Stock is entitled to one vote. Each share of Series A Convertible Preferred Stock is entitled to vote on an as converted basis. As of April 5, 2002, we had 36,542,934 shares of voting stock outstanding, including the Series A Convertible Preferred Stock on an as converted basis.

Quorum Requirement

      To hold a valid meeting, a quorum of shareholders is necessary. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions will be counted as present for establishing a quorum.

Information about Votes Necessary for Action to be Taken

      If a quorum exists, each director must receive a plurality of the votes cast at the meeting to be elected. The ratification of the appointment of PricewaterhouseCoopers as our Company’s independent accountants requires the affirmative vote of a majority of the votes cast on the matter. Abstentions will have no effect on the results of the votes on the election of directors.

Cost and Method of Soliciting Proxies

      The cost of soliciting proxies will be paid by the Company. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Other Matters

      The Board of Directors does not know of any other matter which will be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. Generally, no business other than the items discussed in this Proxy Statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such proposal in their discretion.

ELECTION OF DIRECTORS

      Our Board of Directors is divided into classes and, as a result, the terms of our directors are staggered. Each director class serves a three-year term. The terms of our Class III directors end this year. The Nominating Committee has recommended, and the Board of Directors has nominated, each of the Class III directors to be re-elected. Each re-elected director will serve until the end of his term and until his qualified successor has been elected. Currently, William C. Brooks, Kevin J. Conway and John A. Stanley are Class III directors and, if re-elected, will serve a new three-year term.

      In addition, in March 2002 the Board elected Martin C. Clague to fill a vacant seat of a Class I director until the Annual Meeting. Mr. Clague has been nominated for re-election. If re-elected, Mr. Clague will serve the remaining 1 year term of a Class I director. In the event a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board, or, the Board may reduce the number of directors to be elected at the Annual Meeting.

      The following information is furnished with respect to all of our directors. The ages of the directors are as of December 31, 2001.

      William C. Brooks, has served as a director since August 1998. During 2001, Mr. Brooks retired as Chairman of The Brooks Group International, a human resource and workforce development firm. He retired as Vice President of Corporate Affairs of General Motors in 1997 where he had served for 25 years in various positions. He is member of the Board of Directors of United American Healthcare Corporation, Lason Corporation and Louisiana-Pacific Corporation. Mr. Brooks was nominated by President Clinton and served from February 1996 to January 1998 on the Social Security Advisory Board. Mr. Brooks was nominated by President Bush and served from July 1989 to November 1990 as the Assistant Secretary of Labor for the Employment Standards Administration. Mr. Brooks holds a Bachelor of Arts degree from Long Island University and a Master’s Degree in Business Administration from the University of Oklahoma. Age 68. Nominee. (If elected, term will expire in 2005).

      Martin C. Clague, has served as a director since March 2002. He has been the Company’s President and Chief Operating Officer since January, 2002. From 1999 — 2000 Mr. Clague served as CEO and President of Unisphere Networks. From 1966 — 1999 Mr. Clague was employed by International Business Machines

Corporation where he last served as Vice President of e-Business. Mr. Clague is a member of the Board of Directors of Mantra Communications Inc. and Quantum Leap Innovations, Inc. He is a trustee of Manhattanville College. Mr. Clague holds a Bachelor of Arts degree from Hiram College and attended Cleveland Marshall Law School. Age 59. Nominee. (If elected, term will expire in 2003).

      Kevin J. Conway, has served as a director since April, 2000. He has been a principal of Clayton, Dubilier & Rice (“CDR”) since 1994. Prior to joining CDR, he was employed by Goldman, Sachs & Co. for 10 years where he was elected partner and was a senior member of the Mergers and Acquisitions Department. Mr. Conway also served as Chief of Staff of the Investment Banking Division at Goldman Sachs. Mr. Conway also serves as a director of Riverwood International Corporation and Sirva Corporation. Mr. Conway is a graduate of Amherst College, received his Master of Business Administration degree from Columbia University School of Business and holds a J.D. from Columbia Law School. Age 43. Nominee. (If elected, term will expire in 2005).

      Douglas S. Land, has served as a director since November 1993 and as an advisor to the Company since 1988. Mr. Land is the founder and President of Economic Analysis Group, Ltd., a Washington DC based consulting firm that has been providing financial and economic consulting services since 1983. Mr. Land is also the President and founder of The Chesapeake Group, a financial advisory firm that has been providing consulting and investment banking services to start-up and middle-market firms since 1985. Mr. Land holds a Bachelor of Science degree in Economics and a Master of Business Administration degree in Finance from the Wharton School and a Master of Arts degree in International Relations from the University of Pennsylvania. Age 43. Term expires 2004.

      Ned C. Lautenbach, was appointed Chief Executive Officer in November 2001 and has served as Co-Chairman of the Board since April 2000. Since 1998 Mr. Lautenbach has been a partner at Clayton, Dubilier & Rice. From 1968 — 1998 he was employed by IBM Corporation where he last served as Senior Vice President and Group Executive of worldwide sales and services. During his career at IBM, he held a variety of other senior executive positions in several divisions, including President of the National Distribution Division of the United States, President of Asia Pacific, and Chairman of IBM World Trade Corporation. Mr. Lautenbach also serves as the Chairman and CEO of Acterna Corporation and as a director of Axcelis Corporation, Fidelity Investments and Eaton Corporation. He received his Master of Business Administration degree from Harvard University after receiving his B.A. in Economics from the University of Cincinnati. Age 58. Term expires 2003.

      Ronald K. Machtley, has served as a director since May 1998. Mr. Machtley has been the President of Bryant College since 1996. From 1994 to 1995, Mr. Machtley was a partner in the Washington D.C. law firm of Wilkinson, Barker, Knauer & Quinn. From 1988 to 1995, Mr. Machtley was a United States Congressmen from the State of Rhode Island. He is a director of Amica Insurance Company, Inc. and Cranston Print Works, Inc. Mr. Machtley holds a J.D. from Suffolk University and is a graduate of the U.S. Naval Academy. Age 53. Term expires 2004.

      John A. Stanley, has served as a director since June 1997. Mr. Stanley is currently a self-employed business consultant. Previously he served as President of European Operations of Lexmark International from March 1991 until May 1998 and was previously employed by IBM for 22 years. Mr. Stanley is a graduate of FitzWilliam College, University of Cambridge, England with a Master of Arts degree, and holds a degree in Personnel Management from The London School of Economics. Age 64. Nominee. (If elected, term will expire in 2005).

      Frank D. Stella, has served as a director since November 1993. Mr. Stella has served as President of F.D. Stella Products Company, a food service and dining equipment company, since 1946. Mr. Stella was appointed to the Commission for White House Fellows by President Ronald W. Reagan in 1983 and has served as Chairman of the Income Tax Board of Review, City of Detroit, since 1965. Mr. Stella is also a board member of VFS, Inc., an insurance holding company, and a former board member of the Federal Home Loan Bank of Indianapolis. He is also on the boards of several medical and charitable organizations. Mr. Stella holds a degree from the College of Commerce and Finance at the University of Detroit. Age 83. Term expires 2004.

      Rajendra B. Vattikuti, founder of Covansys, served as President and Chief Executive Officer from its formation in February 1985 until June 2000. He is currently Co-Chairman of the Board of Directors and has been a director of the Company since its formation. From 1983 to 1985, Mr. Vattikuti was Director of Management Information Systems for Yurika Foods Corporation. From 1977 to 1983, he was an M.I.S. Project Leader for Chrysler Corporation. Mr. Vattikuti holds a Bachelor of Science degree in Electrical Engineering from the College of Engineering, Guindy (India) and a Master of Science degree in Electrical and Computer Engineering from Wayne State University. Age 51. Term expires 2003.

      David H. Wasserman, has served as a director since April 2000. Mr. Wasserman has been a principal of Clayton, Dubilier & Rice since 1998. Prior to joining CDR, he was employed by Goldman, Sachs & Co. in the Principal Investment Area. He has also been employed by Fidelity Capital and as a management consultant for Monitor Company. Mr. Wasserman also serves as a director of Kinko’s. Mr. Wasserman is a graduate of Amherst College and received his M.B.A. from Harvard Business School. Age 35. Term expires 2004.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES.

SELECTION OF INDEPENDENT ACCOUNTANTS

      In January 2002, upon the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen LLP to serve as the independent public accountants of Covansys for its fiscal year ending December 31, 2002. Arthur Andersen has served as the independent public accountants of Covansys since 1991. Since the appointment, the Board and the Audit Committee has been monitoring the status of Arthur Andersen in relation to the federal indictment for obstruction of justice and its role as the auditors of Enron Corp.

      In light of the developments surrounding Arthur Andersen, in March 2002, the Audit Committee began to meet with representatives of other accounting firms. As a result of these meetings, the Audit Committee has recommended, and the Board of Directors has appointed, PricewaterhouseCoopers to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2002. As a result, the Board is seeking shareholder ratification of PricewaterhouseCoopers as the Company’s independent public accountants for the fiscal year ending December 31, 2002.

      During the three most recent fiscal years, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principle or practice, financial disclosure or auditing scope or procedure.

      During 2001, Covansys paid Arthur Andersen approximately $302,000 for audit and audit related fees and paid fees of approximately $1,489,000 for other services, including fees for tax consulting, tax return preparation and other non-audit services. Representatives of Arthur Andersen will be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so.

MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors met 12 times during the fiscal year. In addition to meetings of the full Board, directors also attended meetings of Board Committees. Attendance by directors at meetings of the Board and Board Committees during the year was in excess of 98%. The Board of Directors has standing audit, compensation, executive and governance and nominating committees.

      Audit Committee. The Audit Committee is responsible for reviewing with management our financial controls, accounting, audit and reporting activities. The Audit Committee reviews the qualifications of the Company’s independent accountants, makes recommendations to the Board of Directors regarding the selection of independent accountants, reviews the scope, fees and results of any audit and reviews non-audit services provided by the independent accountants. The Audit Committee is also responsible for reviewing any transactions between Covansys and its directors, officers, or significant shareholders. The Audit Committee met 6 times during the year. The members of the Audit Committee are Messrs. Brooks, Machtley and Stella.

      Compensation Committee. The Compensation Committee is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee also administers the Company’s 1996 Stock Option Plan and the Employee Stock Purchase Plan. The Compensation Committee met 6 times during the year. The members of the Compensation Committee are Messrs. Stanley, Conway and Brooks.

      Executive Committee. The Executive Committee exercises the authority of the Board on such matters as are delegated to by the Board of Directors and exercises the authority of the Board between meetings of the Board of Directors. The Executive Committee met 8 times during the year. The members of the Executive Committee are Messrs. Lautenbach, Stanley and Vattikuti.

      Governance and Nominating Committee. The Governance and Nominating Committee is responsible for identifying, and recruiting highly qualified candidates to serve as directors of the Company. The Committee also recommends to the Board of Directors and shareholders worthy candidates to serve as directors of the Company. The Committee met 1 time during the year. The members of the Committee are Messrs. Conway, Land, Lautenbach, Stella and Vattikuti.

DIRECTOR COMPENSATION

      Directors who are not employees or consultants of the Company are paid $2,000 per month for serving on the Board of Directors. Committee Chairmen receive an additional $1,000 per month. Each member also receives $1,000 per each meeting attended. The Company pays all expenses related to attendance at regular or special meetings.

      Directors are also eligible to participate in the 1996 Stock Option Plan. New non-employee directors receive an initial grant of non-qualified stock options to purchase 5,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the date of grant as quoted by Nasdaq. Thereafter, each director receives an annual award of non-qualified stock options to purchase 3,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the date of grant as quoted on the Nasdaq National Market.

      During 2001, grants of non-qualified stock options were made to members of the Board of Directors at an exercise price of $10.38 per share. The options vest in four equal annual installments commencing one year from the date of grant. The following are the number of options granted to each director during the year:

Number of
Non-Employee Director	Options Granted

William C. Brooks	3,000
Kevin J. Conway(1)	3,000
Ned C. Lautenbach(1)	3,000
Ronald K. Machtley	3,000
John A. Stanley	3,000
Frank D. Stella	3,000
David H. Wasserman(1)	3,000

(1)	Messrs. Conway, Lautenbach and Wasserman were granted the options listed above, however, in accordance with their employment relationship with Clayton Dubilier & Rice, the options were actually issued to CDR.

DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP
OF COVANSYS COMMON STOCK

      This table indicates how much common stock the executive officers and directors beneficially owned as of April 5, 2002. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole investment power with respect to all shares shown as beneficially owned by them.

	Shares of	Options
	Common Stock	Exercisable	Percent of
Name	Beneficially Owned	Within 60 Days	Outstanding Voting Shares(1)

Ned C. Lautenbach	0	3,250	*
Rajendra B. Vattikuti	8,611,759	51,250	23.5%
William C. Brooks	2,000	8,500	*
Kevin J. Conway	0	3,250	*
Douglas S. Land	235,382	12,000	*
Ronald K. Machtley	0	8,500	*
John A. Stanley	11,297	29,750	*
Frank D. Stella	67,915	9,750	*
David H. Wasserman	0	3,250	*
Sivaprakasam Velu	74,458	48,225	*
Timothy M. Wolfe	18,000	100,000	*
Directors and Executive Officers as a group (11 persons)	9,020,811	277,725	25.3%

(1)	Percentages are based on a total of 36,542,934 shares comprised of 27,847,282 shares of common stock and 8,695,652 shares of Series A voting convertible preferred stock on an as-converted basis, outstanding as of April 5, 2002.

*	Less than 1% of the outstanding voting shares of common stock

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      Set forth below is the name, address, stock ownership and voting power of each person or group of persons known by us to own beneficially more than five percent of our outstanding common stock or any series of voting preferred stock as of February 14, 2002.

	Number of Shares	Percent of
	Beneficially	Outstanding Shares	Percent of
Name and Address	Owned	By Class(1)	Voting Power(1)

Common Stock
Franklin Resources, Inc.(2)	2,097,710	7.5%	5.7%
777 Mariners Island Boulevard, San Mateo CA 94404

GeoCapital LLC(3)	2,745,843	9.9%	7.5%
825 Third Avenue New York, NY 10022-7519

Perkins, Wolf, McDonnell & Company(4)	3,080,530	11.1%	8.4%
53 W. Jackson Blvd., Suite 722 Chicago, IL 60604

Series A Voting Convertible Preferred Stock
CDR-Cookie Acquisition, LLC(5)	200,000	100.0%	23.8%
375 Park Avenue New York, NY 10152

(1)	Percentages are based on a total of 36,542,934 shares comprised of 27,847,282 shares of Common Stock and 8,695,652 shares of Series A Voting Convertible Preferred Stock on an as-converted basis, outstanding as of April 5, 2002.

(2)	Beneficial ownership as of December 31, 2001. Franklin Resources, Inc. (“FRI”), an investment adviser, has filed with the Securities and Exchange Commission Schedule 13G to the effect that the shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct or indirect advisory subsidiaries (the “Advisor Subsidiaries”) of FRI. Such advisory contracts grant to such Advisor Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Therefore, such Adviser Subsidiaries may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owner of the securities covered by the Schedule 13G. Charles B. Johnson and Rupert H. Johnson Jr. (“the Principal Shareholders”) of FRI each own in excess of 10% of its outstanding common stock. FRI and the Principal Shareholders may be deemed to be, for the purposes of Rule 13d-3 under the 1934 Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal Shareholders and each of the Advisor Subsidiaries disclaim any economic interest or beneficial ownership of the securities.

(3)	Beneficial ownership as of December 31, 2001. GeoCapital LLC, an investment adviser, has filed with the Securities and Exchange Commission, Amendment 2 to its statement on Schedule 13G to the effect that it has the sole power to direct the disposition of the shares.

(4)	Beneficial ownership as of December 31, 2001. Perkins, Wolf, McDonnell & Company, an investment adviser, has filed with the Securities and Exchange Commission, Amendment 1 to its statement on Schedule 13G to the effect that it has sole or shared voting and dispositive power over the shares. Berger Small Cap Value Fund reported shared voting and dispositive power over 2,140,630 shares of Common Stock and noted that Perkins, Wolf, McDonnell & Company is the subadviser delegated with investment and voting authority.

(5)	Beneficial ownership as of December 31, 2001. CDR-Cookie Acquisition, LLC (the “Purchaser”) has filed with the Securities and Exchange Commission, Amendment 1 to its statement on Schedule 13D to the effect that it shares voting and dispositive power over the shares with CDR-Cookie VI-A, LLC, Clayton, Dubilier & Rice Fund VI Limited Partnership (“Fund VI”), Clayton, Dubilier & Rice Fund VI-A Limited Partnership (“Fund VI-A”), CD&R Associates VI Limited Partnership (“Associates VI”) and CDR-Cookie Acquisition VI-A, LLC (“Associates VI Inc.”) and CDR-Cookie VI. As the sole members of the Purchaser, Fund VI and VI-A may be deemed to be the beneficial owners of the shares. By virtue of its position as general partner of Fund VI and Fund VI-A, Associates VI may be deemed to be the beneficial owner of the shares. By virtue of its position as general partner of

Associates VI, Associates VI, Inc. may be deemed to be the beneficial owner of the shares. Each of Fund VI, Fund VI-A, Associates VI and Associates VI, Inc. disclaim beneficial ownership of the shares.

Voting Agreement

      On March 17, 2000 Rajendra B. Vattikuti and Clayton, Dubilier & Rice entered into a certain Voting Agreement pursuant to which Mr. Vattikuti agreed to vote his shares in favor of the election of the three directors designated by CDR to the Company’s Board of Directors in accordance with the certain Stock Purchase Agreement between the Company and CDR. CDR agreed to vote its shares in favor of the election of Mr. Vattikuti to the Board of Directors. The Voting Agreement terminates on July 13, 2007.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

      The Covansys Compensation Committee is comprised of three directors who are not employees of the company. The Compensation Committee is responsible for the approval and administration of compensation programs for the executive officers of Covansys. In conducting its review of executive compensation matters, the committee utilizes the compensation data and advisory services of an independent compensation consultant. Our compensation policy for executive officers is intended to:

•	provide competitive compensation packages in order to attract and retain superior executive talent;

•	link a significant portion of an executive’s overall compensation to financial results as reflected in the value returned to shareholders; and

•	provide long-term equity compensation to align the interests of executive officers with those of shareholders and reward successful performance.

Cash Compensation

      Cash compensation for executive officers is based primarily on an analysis of competitive executive compensation. The Compensation Committee relies upon general business compensation surveys to determine appropriate compensation ranges. The Committee also relies upon the analysis of an independent compensation consultant to determine the appropriate level of cash compensation for executive officers.

      Our policy is to pay executive officers at the competitive averages for comparable positions. Compensation levels for individual executive officers, may be greater or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive’s position, skills, achievements, tenure with the Company and other historical factors.

Equity Compensation

      Equity compensation is provided to executive officers principally through the 1996 Stock Option Plan (the “Plan”). Option awards under the Plan are determined based upon the achievement of various predetermined goals relating to budgeted financial performance or the achievement of operating targets and goals. Generally, awards under the Plan vest over a four year period to ensure that the decisions made by officers consider the long-term best interests and continued financial and operational growth and achievement of the Company.

      Awards of stock options to executive officers during the year under the Plan are made at the then current fair market value of the common stock as quoted on the Nasdaq National Market. Making awards at the then current fair market value ensures that the options only become valuable upon the continued appreciation of the stock price. In administering the Plan in this manner, the Compensation Committee strives to align the interests of executive officers with the interests of shareholders.

Chief Executive Officer’s Compensation

      Mr. Bealmear, received a salary of $500,000 in 2001. Mr. Bealmear also was granted options to purchase 100,000 shares of common stock at an exercise price of $10.94 per share. These options were canceled 30 days after Mr. Bealmear’s resignation.

      After the resignation of Mr. Bealmear on November 15, 2001, the Company contracted with CDR for the services of Mr. Lautenbach. Under the terms of the Loan-Out Agreement between the Company and CDR, the Company agreed to pay CDR $500,000 annually for the services of Mr. Lautenbach.

Compensation Committee

JOHN STANLEY, Chairman
KEVIN CONWAY
WILLIAM BROOKS

Employment Agreements

      On November 20, 2001, the Company entered into an agreement with Clayton Dubilier & Rice concerning the loan-out of Ned C. Lautenbach as the Company’s Chief Executive Officer (the “Loan-Out Agreement”). Pursuant to the Loan-Out Agreement, the Company will pay CDR, $500,000 per year for Mr. Lautenbach’s services.

      On May 26, 2000, the Company entered into an employment agreement with Timothy M. Wolfe. The agreement provides for an annual salary of $300,000 and a signing bonus of $500,000. Upon completion of one year of service with the Company, Mr. Wolfe is to receive a $250,000 bonus and upon completion of two years of service, he will receive an additional $250,000 bonus. In addition, Mr. Wolfe is eligible to receive a performance-based bonus of up to $200,000. Mr. Wolfe is eligible to participate in the other benefit plans and programs of the Company including health, disability and retirement plans. In the event that Mr. Wolfe is terminated without cause during the first two years of his employment, the Company is obligated to pay him his base salary for the remainder of the two years.

      On March 17, 2000 the Company and Mr. Vattikuti entered into a new, five year employment agreement which provides for his employment as Co-Chairman of the Board of Directors for an initial term and automatic renewals so that the term of the agreement is always five years unless either party elects not to extend the term. The agreement provides that Mr. Vattikuti receive a base salary in 2000 and beyond of $500,000 and bonus of up to 100% of his base salary. The base salary and bonus may be adjusted by the Compensation Committee. The agreement also provides, among other things, that if Mr. Vattikuti’s employment is terminated by the Company without cause, or by Mr. Vattikuti under certain conditions (including a change in control as defined in the agreement), the Company is obligation to pay him an amount equal to 2.99 times his base salary in effect immediately prior to such termination and the greater of his most recent bonus or the bonus received immediately prior to such to his most recent bonus. The agreement contains a restrictive covenant that prohibits Mr. Vattikuti from competing anywhere in the world with the Company’s business during any period in which he receives compensation and for one year after the cessation of such compensation.

Executive Compensation Table

      The table below shows the compensation paid to the President and Chief Executive Officer and the next four highest compensated executive officers.

						Long-Term
						Compensation
						Awards

						Securities
	Fiscal					Underlying		All Other
Name and Principal Position	Year	Salary	Bonus	Other		Options (#)		Compensation(3)

Michael Bealmear(1)	2001	$500,000	—	$875,000	(4)	100,000	(7)
President and	2000	$291,667	$204,166	—		1,000,000	(7)	—
Chief Executive Officer	1999	—	—	—		—		—

Rajendra B. Vattikuti	2001	$500,000	—	$8,576	(2)	—		$4,200
Co-Chairman	2000	$500,000	—	—		50,000		$4,200
	1999	$500,000	—	$9,509	(2)	15,000		$4,000

Timothy M. Wolfe	2001	$300,000	$291,000	—		45,000		$1,530
Executive Vice President	2000	$175,000	$560,000	—		200,000		—
	1999	—	—	—		—		—

Timothy S. Manney(6)	2001	$350,000	—	$1,317,500	(5)	20,000	(7)	$4,200
Executive Vice President	2000	$350,000	$100,000	—		30,000	(7)	$4,200
	1999	$300,000	—	—		10,000	(7)	$4,200

Sivaprakasam Velu	2001	$300,000	$121,650	—		35,000		$4,200
Executive Vice President	2000	$300,000	$64,359	—		70,000		$4,200
	1999	$250,000	$30,570	—		18,225		—

(1)	Mr. Bealmear resigned on November 15, 2001

(2)	Automobile allowance

(3)	Represents the amount of contribution by the Company on behalf of such individual to the Company’s 401(k) Plan

(4)	Severance Payment, February, 2002

(5)	Severance Payment, February, 2002

(6)	Mr. Manney resigned effective December 31, 2001

(7)	All unexercised options were canceled 30 days after resignation.

Options Granted During 2001

					Potential Realizable
					Value at Assumed
					Annual Rates
					of Stock
		% of Total Options			Appreciation For
	Number of Securities	Granted to			Option Term(1)
	Underlying Options	Employees in	Exercise	Expiration
Name	Granted	Fiscal Year	Price(2)(3)	Date	5%	10%

Michael Bealmear	100,000	7.4%	$10.94	7/2/2011	$688,011	$1,743,554
Rajendra B. Vattikuti	—	—	—	—	—	—
Timothy M. Wolfe	45,000	3.3%	$10.94	7/2/2011	$309,605	$784,599
Sivaprakasam Velu	35,000	2.6%	$10.94	7/2/2011	$240,804	$610,244
Timothy S. Manney	20,000	1.5%	$10.94	7/2/2011	$137,602	$348,711

(1)	The dollar amounts indicated in these columns are the result of calculations required by the rules of the Securities and Exchange Commission which assume specified stock value appreciation. These growth rates are not intended by Covansys to forecast future stock price appreciation of Covansys common stock.

(2)	The exercise price equals the fair market value of Covansys common stock as of the date the options are granted as quoted on Nasdaq and determined by the Compensation Committee.

(3)	Generally, options vest in four equal annual installments commencing one year after the date the option is granted.

Option Exercises and 2001 Year-End Values

      The following table shows the number and value of stock options (exercised and unexercised) for the listed Executive Officers. No Executive Officers exercised options during 2001.

			Number of Securities		Value of Unexercised In-
			Underlying Unexercised		the-Money Options at Year
			Options at Year-End(#)		End($)(1)
	Shares Acquired	Value
Name	upon Exercise(#)(1)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael Bealmear(2)	—	—	—	—	0	0
Rajendra B. Vattikuti	—	—	35,000	50,000	0	0
Timothy M. Wolfe	—	—	50,000	195,000	0	0
Sivaprakasam Velu	—	—	28,225	92,500	0	0
Timothy S. Manney(2)	—	—	—	—	0	0

(1)	Calculated based upon the share price of Covansys common stock on December 31, 2001 of $8.95 less the option exercise price. An option is in-the-money when the market value of Covansys common stock exceeds the exercise price of the option.

(2)	Options were canceled 30 days after resignation.

Compensation Committee Interlocks and Insider Participation

      During 2001, the Company had no compensation committee interlocks.

PERFORMANCE GRAPH

Comparison of Cumulative Total Return

Since March 5, 1997, Initial Public Offering

Company Name	3/5/97	12/97	12/98	12/99	12/00	12/01

Covansys	100.00	355.10	553.07	410.21	168.35	146.11
S&P 500	100.00	122.75	157.83	191.04	173.66	152.79
Russell 2000 Technology	100.00	110.28	123.52	253.36	150.99	117.05

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board. The Committee is appointed by the Board to assist the Board in its oversight function of monitoring, among other things, the Company’s financial reporting process and the independence and performance of the Company’s independent accountants. It is the responsibility of management of the Company to prepare financial statements in accordance with generally accepted accounting principles and of the Company’s independent accountants to audit those financial statements.

      Throughout the year, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees).

      In addition, the Committee has discussed with the independent accountants, the accountant’s independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the Committee has considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the accountant’s independence.

      Further, the Committee meets with the independent accountants, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and be filed with the Securities and Exchange Commission.

      During 2001, the Audit Committee approved an amended Audit Committee Charter. A copy of the amended Audit Committee Charter is attached as Appendix A to these proxy materials.

      Each member of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

AUDIT COMMITTEE
WILLIAM C. BROOKS, Chairman
FRANK STELLA
RONALD MACHTLEY

CERTAIN TRANSACTIONS

      During 2001, the Company paid approximately $1,118,000 for investment banking and consulting services provided by the Chesapeake Group, an entity affiliated with Douglas S. Land. This amount includes $705,000 for services rendered during 2000 and paid in 2001 which were previously disclosed in the 2001 Proxy.

      During 2001, the Company paid Clayton Dubilier & Rice $500,000 for various consulting services. In addition, the Company paid approximately $499,000 for the fees and expenses of CDR.

      During 2001, the Company paid fees in the amount of approximately $78,000 to John Stanley & Associates, a company owned by John Stanley, for business consulting services in addition to his standard director fees.

      During 2000, the Company sold its Synova, Inc. subsidiary to the Rajendra B. Vattikuti Trust UAD Dated October 19, 1990, as amended (the “Vattikuti Trust”), a trust controlled by Rajendra B. Vattikuti for 750,000 shares of Common Stock. During 2001, the Company paid $1,538,000 to Synova for various services provided. In addition, the Company holds a secured promissory note in the amount of $8,000,000 from Synova which is guaranteed by the Vattikuti Trust. The promissory note requires the payment of interest only for five years with interest accruing at rates beginning at LIBOR plus 2% in the first two years of the loan escalating to LIBOR plus 5% in the fifth year.

      The Company has provided loans to the following executive officers and directors, the term, interest rate and principal balances of which are as follows:

	Due Date	Interest Rate	Principal Balance

Douglas S. Land	2006	8.25%	$558,325
Sivaprakasam Velu	2002-2006	2.50%	$546,134

OTHER INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers, directors and persons who own more than 10% of the Company’s stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require us to identify anyone who filed a required report late during 2001. Based solely on review of reports furnished to us and written representations that no other reports were required during 2001, all Section 16(a) filing requirements were met.

Shareholder Proposals

      Shareholders that want to present a proposal to be considered at the 2003 annual meeting should send the proposal to Thomas E. Sizemore, Secretary of Covansys Corporation at 32605 West Twelve Mile Road, Suite 250, Farmington Hills, MI 48334 by registered, certified or express mail. Proposals must be received prior to December 31, 2002.

APPENDIX A

Covansys Corporation

Audit Committee of the Board of Directors

Charter

A. Purpose

      The primary function of the Audit Committee is to aid the Board of Directors in fulfilling its oversight responsibilities by reviewing:

•	The financial reports and other financial information provided by the Company to any governmental department or agency or to the public;

•	The Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established;

•	The Company’s auditing, accounting and financial reporting processes generally.

•	Providing an open avenue of communication among the external auditor and internal auditors, who have direct responsibility to the Audit Committee and Board of Directors, and financial management of the Company.

      The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•	Review and appraise the audit efforts of the Company’s accountants.

B. Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board would interfere with the exercise of independent judgment as a member of the Audit Committee. All Audit Committee members shall have a working familiarity with basic finance and accounting practices, and at least one member shall have accounting or related finance and accounting expertise.

      The members of the Audit Committee shall be elected annually by the Board and shall serve until their successors are duly elected and qualified. Members of the Audit Committee shall designate a Chair by majority vote of the full Committee membership.

C. Meetings

      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet at least annually with management and the independent accountants in separate sessions to discuss any matters that the Audit Committee or management believes should be discussed privately. In addition, the Audit Committee or at least its Chair shall meet with the independent accountants and management quarterly to review the Company’s financial statements.

D. Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

•	Review and update this Charter periodically, at least annually;

•	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants;

•	Review with the Company’s financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings (the Chair of the Audit Committee may represent the entire Committee for purposes of this review);

•	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence;

•	Review the performance of the independent accountants and approve any proposed termination of the independent accountants;

•	Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization’s financial statements;

•	Review the integrity of the Company’s internal and external financial reporting processes;

•	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principals and practices as suggested by the independent accountants, management, or the internal auditing department;

•	Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments;

•	After completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

•	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

•	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

•	Publish the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

The Ritz-Carlton Fairlane Plaza 300 Town Center Drive Dearborn, MI 48126 313.441.2000 The Fifth Annual Shareholder’s Meeting Tuesday, June 4, 2002 9:00 – 10:00 a.m. The Delegate Room

(Over for directions)

DIRECTIONS TO THE RITZ-CARLTON, DEARBORN, MI

•	The hotel is a tall dusty rose colored building on the corner of Southfield Expressway service drive and Hubbard Drive.

From Detroit-Metro Airport

Take I-94 East toward Detroit to Southfield Expressway (M-39) North.

Drive approximately 2-3 miles to the Michigan Ave. exit.
Exit the freeway on to the service drive of the Southfield Expressway continuing North to the first light which will be Hubbard Drive.
The hotel will be on your left. You may enter the hotel from Hubbard or the southbound Southfield service drive.

From Downtown Detroit

Take I-94 West (toward Chicago) to Ford Road West.

Take Ford Road West to the Southfield Expressway South.
Exit on to the service drive and continue South to the first light which will be Hubbard Drive. The hotel will be on your right.
You may enter the hotel from Hubbard Drive or cross through the light and turn right into the first driveway and then turn right again into the first drive you come to and you will be in the front of the hotel.

From the South

Take I-75 North to Southfield Road North. Southfield Rd. will turn into Southfield Expressway (M-39).

Continue North on the expressway for 2-3 miles to the Michigan Ave. exit.
Exit at Michigan but stay on the service drive of Southfield continuing North to the first light. This light will be Hubbard Drive.
The hotel will be on your left.

From the North

Take I-96 East to Southfield Expressway (M-39) South. Continue South to the Ford Road Exit.

Do not turn on Ford Road. Stay on the Southfield Expressway service drive to the first light. This light is Hubbard Drive. The hotel will be on your right.

COVANSYS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Covansys Corporation appoints Ned C. Lautenbach, Thomas E. Sizemore and Rajendra B. Vattikuti or any of them as proxies for the undersigned, with full power of substitution, to vote the common stock of the Company which the undersigned would be entitled to vote as of the close of business on April 5, 2002 at the Annual Meeting of Shareholders to be held on Tuesday, June 4, 2002.

CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

Please mark your votes as in this example.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT’S FOUR NOMINEES AS DIRECTORS.

1.	Election of Directors
Nominees:
William C. Brooks
Martin C. Clague
Kevin J. Conway
John A. Stanley

For, except vote withheld from the following nominee(s):

__________________________________________

2.	Ratify the appointment of PricewaterhouseCoopers
For Against

The Undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE MARK, FILL IN DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

Note: Please sign name exactly as your name appears on the Stock Certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If there is more than one trustee, all should sign. All joint owners must sign.

Admission Ticket

Covansys Corporation

Annual Meeting of Shareholders

Tuesday, June 4, 2002 at 9:00 AM
The Ritz Carlton Fairlane Plaza
300 Town Center Drive
Dearborn, MI 48126

     This ticket admits the named Shareholder(s) and one guest. Photocopies will not be accepted. You may be asked for identification at the time of admission.